                                                                     Exhibit 4.5


                      ISSUING AND PAYING AGENT AGREEMENT
                      ----------------------------------


This Issuing and Paying Agency Agreement (the "Agreement"), dated as of June 20, 2001, between Steelcase Inc., a Michigan corporation (the "Issuer") and Bank One, National Association, a national banking association (the "IPA"), as issuing and paying agent, in connection with the issuance and payment, in book entry only form, of certain commercial paper notes (collectively the "Notes"). The Issuer hereby appoints the IPA its agent to issue, deliver and pay such Notes as herein set forth and for such other purposes that the Issuer may request and as are reasonably acceptable to the IPA. The Issuer hereby agrees with the IPA as follows:

1.   Definitions.
     -----------

     Terms capitalized shall have the meanings assigned them below.

     "Advance" means funds credited by the IPA to or on behalf of the Issuer for the purpose of either crediting Proceeds to the Note Account or remitting payment on Notes.

     "Agreement" means this Issuing and Paying Agency Agreement as defined in the preamble, and includes the terms of the Exhibits.

     "Business Day" means any day that both the IPA and DTC are open for business.

     "Certificate Agreement" means the Certificate Agreement dated May 17, 1994, between DTC and the IPA (formerly known as The First National Bank of Chicago), a copy of which is attached hereto as Exhibit C.

     "Dealer" means any person other than an Issuer Agent, which has been authorized by the Issuer to deliver Issuance Instructions to the IPA and is listed on an Incumbency Certificate.

     "DTC" means The Depository Trust Company, a New York limited purpose trust company, and its successors and assigns.

     "GAITIR" means the Global Automated Issuance Trade Initiator and Reporter system.

     "Incumbency Certificate" means the certificate of the Issuer, substantially in the form of Exhibit A, executed by its Secretary or any of its Assistant Secretaries, which identifies Issuer Agents and Dealers from time to time.

     "Indemnified Persons" means the IPA and its officers, directors, employees, and agents.

     "Issuance Instructions" means the instructions as to issuance of Notes delivered to the IPA by an Issuer Agent or Dealer pursuant to Section 3.B. of the Agreement.

     "Issuer Agents" means those officers, employees, or agents of the Issuer identified on an Incumbency Certificate the Issuer has authorized to execute Notes, deliver Note Issuance Instructions, and deliver other notices hereunder to the IPA.

     "Manual" means the DTC Money Market Instrument Issuing/Paying Agent Manual, as modified from time to time, including the rules of the DTC Same Day Funds Settlement System, Money Market Instruments Program.

     "Maturity Date" means the date any Note is payable by its terms.

     "Note" or "Notes" means the commercial paper notes of the Issuer issued pursuant to the Agreement and identified on the records of the IPA as evidenced by the Issuer's Corporate Commercial Paper Master Note substantially in the form set forth in Exhibit B.

     "Note Account" means the Issuer's demand deposit account number 1088202 established at the IPA pursuant to Section 6.A.

     "Proceeds" means, with respect to any Note, funds representing the purchase price for its original issuance.

     "Representation Letter" means the agreement by and among the IPA, the Issuer and DTC with respect to the Notes substantially in the form set forth in Exhibit D.

2.   Authorization.
     -------------

     The Issuer shall deliver to the IPA upon execution of this Agreement an Incumbency Certificate to designate the Issuer Agents and Dealers to the IPA. Until the IPA receives a subsequent Incumbency Certificate from the Issuer, it may rely on the last such Incumbency Certificate delivered to it. Any Note bearing the signature of an Issuer Agent on the date such signature is affixed thereto shall bind the Issuer after the authentication and delivery of such Note even if such person shall have ceased to hold his or her office on the date such Note is authenticated and delivered.

3.   Notes.
     -----

     A. The Notes shall be issued to DTC or its nominee in book-entry form only. In connection with the issuance of Notes, (i) the IPA and DTC have previously entered into the Certificate Agreement and (ii) the IPA, the Issuer and DTC shall jointly execute the Representation Letter. The Issuer understands and acknowledges that the execution of the Certificate Agreement and the Representation Letter by the IPA is a necessary condition precedent to the acceptance of the Notes by DTC and as such the terms of the Certificate Agreement and the Representation Letter (a copy of each of which is attached hereto and incorporated by reference herein) may supplement the provisions of this Agreement.

     B. Prior to 12:00 noon (Chicago time) on each issuance date, an Issuer Agent or Dealer shall provide the IPA with Issuance Instructions specifying the issue date, interest rate (if applicable), maturity date (which shall be no later than 365 days from the date of issuance thereof), proceeds amount, maturity amount, CUSIP number, purchaser and purchaser's settlement bank (which bank must be a participant in the DTC Same Day Funds Settlement System).

     C. Following receipt of Issuance Instructions, the IPA will process such Issuance Instructions in accordance with and subject to (i) this Agreement, (ii) the procedures set forth in the Manual, (iii) the terms and conditions of the Certificate Agreement and (iv) the terms and conditions of the Representation Letter. Unless otherwise instructed by an Issuer Agent or Dealer, Notes delivered under this Agreement shall be made against payment as more fully set forth in
          Section 4 below. In the event of a conflict between the terms of this Agreement and the terms of the Manual, the Certificate Agreement, or the Representation Letter, the provisions of this Agreement shall control.

4.   Proceeds of Sale of Notes.
     -------------------------

     A. The Issuer understands that when the IPA is instructed to deliver against payment, the processing of Issuance Instructions may not be completed simultaneously against the receipt of payment. Accordingly, the IPA is authorized to initiate delivery and to receive payment from the purchaser in accordance with the provisions of the Manual. All such payments shall be credited upon receipt to the Note Account. The Issuer hereby agrees to bear the risk that the IPA may fail to receive payment of the Proceeds of any Notes issued pursuant to Issuance Instructions.

     B. Funds received by the IPA as Proceeds will be credited to the Note Account. Prior to receipt of such Proceeds, the IPA may, but shall not be obligated to, credit such Proceeds to the Issuer by making an Advance. Upon telephonic, written (which may be in facsimile form), or electronic instructions received by the IPA from an Issuer Agent, an Advance may be (i) used in payment of Notes presented for payment upon maturity, (ii) deposited to an account of the Issuer at the IPA or (iii) transferred to the account of the Issuer at another bank. If the IPA, in its sole discretion, makes an Advance, the Issuer agrees to apply the Proceeds to repay such Advance. If such Proceeds are insufficient to repay the Advance in full, the Issuer agrees to repay such Advance within 24 hours from the time such Advance was made. The Issuer shall repay to the IPA such Advance and the cost of funding such Advance (such funding cost will be determined by the IPA and the IPA shall provide evidence thereof to the Issuer).

5.    Instructions
      ------------

     A. The Issuer hereby authorizes the IPA to act in accordance with Issuance Instructions received electronically, in writing, by facsimile or by telephone from an Issuer Agent or the Dealer. The Issuer or the Dealer may initiate Issuance Instructions electronically via GAITIR or otherwise in accordance with the IPA's standard business practices. The IPA shall be entitled to rely on the Issuance Instructions received electronically hereunder and may assume conclusively that all such Issuance Instructions are correct and complete and were transmitted by the Issuer or on the Issuer's behalf.

     B. Telephonic Issuance Instructions shall be given to the IPA by an Issuer Agent or the Dealer at the telephone number specified by the IPA from time to time for such purpose, and shall be expressed to be for the attention of any of its officers or employees whose name has been specified for such purpose. The telephone numbers initially authorized for such purpose are set forth in Exhibit E, which may be modified by notice to the Issuer and each Dealer. Telephonic Issuance Instructions to the IPA by an Issuer Agent or Dealer shall be confirmed in writing by an Issuer Agent or Dealer within 24 hours of the time such instruction is given; provided that, in the event a discrepancy exists between the telephonic Issuance Instructions and the subsequent confirmation, or in the absence of receiving a written confirmation prior to the time specified in Sections 3.B. above, the

          Telephonic Issuance Instructions shall be deemed the proper and controlling Issuance Instructions. A written confirmation may be effected by any electronic means of communications, including transmission by telecopier or computer.

6.   Note Account.
     ------------

     A. For purposes of the transactions contemplated herein, the Issuer shall open and maintain the Note Account.

     B. Deposits will be made to the Note Account from time to time by or on behalf of the Issuer by delivery of funds to be deposited therein.
          All Proceeds shall be credited to the Note Account. Withdrawals or other uses of the funds from the Note Account shall be made in accordance with instructions from an Issuer Agent or to repay amounts payable under Sections 4.B. or 7.D. hereof. Notwithstanding anything in this Agreement to the contrary, the IPA shall not be obligated (i) to permit any withdrawal or other use of funds from the Note Account, or (ii) to honor any instructions to those effects, if the IPA, in its sole discretion, shall determine that as a result there would be an overdraft or negative balance in respect of final credits (whether in the course of any day, overnight or otherwise) in the Note Account. The Issuer shall deposit in the Note Account on the Maturity Date an amount in immediately available funds equal to the principal and interest payable on such Notes, unless such funds represent Proceeds and are deposited to the Note Account pursuant to Section 4.B.

7.   Payment of Notes.
     ----------------

     A. The IPA hereby agrees to serve as paying agent of the Issuer with respect to each of the Notes presented for payment pursuant to this Agreement.

     B. The IPA is hereby authorized and instructed by the Issuer, to the extent that funds sufficient to effect such payment are available in the Note Account, to pay, and shall pay, each of the Notes upon presentation thereof. The IPA is further hereby authorized and instructed by the Issuer to debit the Note Account in the amount of each such payment.

     C. If at any time funds in the Note Account are insufficient to cover payment of any matured Notes presented prior to 2:00 p.m. (Chicago time) on the Maturity Date of such Notes, the IPA may, but shall not be obligated to, pay the Notes thus creating an overdraft for the account of the Issuer, which overdraft shall be charged to the Note Account.

     D. The amount of any resulting overdraft shall represent an Advance by the IPA to the Issuer to be promptly repaid by the Issuer together with any applicable overdraft charges and interest on such advance for each day such Advance remains outstanding in accordance with Section 4.B.

8.   Representations and Warranties.
     ------------------------------

     Each day on which an Issuance Instruction is given to the IPA, the Issuer shall be deemed to represent and warrant to the IPA that (a) the issuance and delivery of the designated Notes will not violate any state or federal securities law, (b) the Notes have been duly and validly authorized by the Issuer and (c) the Notes, when issued and delivered pursuant hereto, will constitute the legal, valid, and binding obligations of the Issuer.

9.   Concerning the IPA.
     ------------------

     A. In acting with respect to the Notes, and generally in acting under the provisions hereof, the IPA acts only as agent of the Issuer to perform only such duties as are specifically set forth herein and this Agreement shall not be construed to subject the IPA to any implied covenants or obligations. No provision of this Agreement shall be construed to impose upon the IPA any trust, agency of, or fiduciary duty to DTC or any beneficial owner of the Notes. The IPA may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or affiliates. The IPA or its affiliates in their individual or any other capacity may become the owner or pledgee of Notes and may transact business with the Issuer or its affiliates with the same rights they would have if the IPA were not acting hereunder. The IPA shall be under no liability for interest on any moneys received by it hereunder and need not segregate such moneys except as may be required by law. Except in the case of the IPA's gross negligence or willful misconduct, it shall not be liable to the Issuer for any action taken or omitted and reasonably believed by the IPA to be authorized or within the powers conferred
          upon it hereby.   In no event shall the IPA be liable for
          consequential, indirect or special damages, even if it has been advised of the possibility of such damages. The IPA shall also not be liable for any action taken, or any failure to take any action in connection with this Agreement or the services provided hereunder or otherwise to fulfill its obligations in connection with this Agreement, in the event and to the extent that the taking of such action or such failure arises out of or is caused by mechanical breakdown, computer or system failure or other failure of equipment, failure or malfunctioning of any communications media for whatever reason, or any other cause outside of the control of the IPA, provided that it undertakes to use commercially reasonable efforts to cure any such failure or breakdown of its equipment. It is understood by the Issuer that provision of services under this Agreement is dependent upon the availability to the IPA and the Issuer of telecommunication facilities provided by third party vendors and that the IPA does not warrant or guarantee such availability.

      B. The Issuer shall indemnify and hold the Indemnified Persons harmless from and against any and all costs, expenses, claims or liabilities (including, without limitation, reasonable legal fees and expenses) arising out of or connected with the performance of each Indemnified Person's duties hereunder, except for costs, expenses, claims or liabilities arising out of the gross negligence or willful misconduct of an Indemnified Person. Each Indemnified Person may rely and shall be protected in acting upon any resolution, certificate, opinion, instructions (whether oral or otherwise), receipt, or other document reasonably believed by such Indemnified Person to be (i) genuine and
          (ii) to have been signed or given by the proper party or parties.

     C. Fees for the IPA's services, and reimbursement of its expenses hereunder shall be as mutually agreed upon in writing between the IPA and the Issuer, which are initially set forth as Exhibit F, and shall be payable by the Issuer in accordance with such agreement.

     D. Except as otherwise expressly provided herein, whenever, in the administration of this Agreement, the IPA shall deem it necessary that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate or written instructions of an Issuer Agent and such certificate or written instructions shall be full warranty to the IPA for any action taken, suffered, or omitted under the provisions of this Agreement in reliance upon such certificate or written instructions.

     E. Any banking association or corporation into which the IPA may be merged, converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which it shall be a party, shall succeed to all its rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     F. The IPA's countersignature of a Note shall be for authentication purposes only. The IPA shall have no liability on any Notes. Except with respect to the IPA's own actions in issuing and delivering Notes pursuant to Issuance Instructions, it shall not be liable for the authorization, validity or legality of any Notes delivered by it in accordance with Issuance Instructions.

     G. Nothing in this Agreement constitutes a commitment or obligation of the IPA or its affiliates to extend any credit to the Issuer, nor shall any course of dealing between the Issuer and the IPA be deemed to be, or constitute, any such commitment or obligation.

10.  Miscellaneous.
     -------------

     A. The IPA or the Issuer may terminate this Agreement upon one (1) days' prior written notice to the other party; provided, however, that to the extent there are then outstanding any Notes, notwithstanding such termination they shall remain valid obligations of the Issuer and shall continue to be subject to the provisions of this Agreement . No termination of this Agreement shall affect the rights and obligations of the parties hereto with respect to transactions initiated prior to such termination. In the event that the IPA shall give the Issuer notice of termination, the Issuer shall not issue on or after the date of such notice any Notes (pursuant to the terms of this Agreement) having a maturity in excess of thirty (30) days.

     B. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by both of the parties hereto. No waiver of, nor any consent to any departure from, any provision of this Agreement shall be effective unless signed by the party intended to be bound. No such amendment, modification, waiver or consent shall adversely affect the rights of any holder of Notes outstanding at the time of such amendment, modification, waiver or consent.

     C. Any obligation under this Agreement or the Notes that falls on a day that is not a Business Day shall be performed on the next succeeding

          Business Day.

     D. Neither party hereto may assign any of its rights or obligations hereunder without the consent of the other party hereto.

     E. This Agreement may be executed in any number of counterparts and by each party hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same Agreement.

11.  Notices.
     -------

     Any notices, demands, instructions and other communications required or permitted to be given or made upon either party shall be in writing and shall be personally delivered or sent by first class mail, postage prepaid (or telecopier, as permitted hereunder), and shall be effective for purposes of this Agreement upon receipt by the intended recipient thereof at the address designated by such recipient, or on the next succeeding Business Day if received on other than a Business Day. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this paragraph (or with respect to Issuance Instructions, as permitted hereunder), notices, demands, instructions and other communications in writing shall be addressed as indicated below:

     If to the IPA:           Bank One, National Association
                              1 Bank One Plaza
                              Suite IL1-0823
                              Chicago, Illinois 60670-0823
                              Attn:  Commercial Paper Customer
                              Service
                              Telephone:   (312) 407-4722
                              Telecopier:  (312) 336-8840


     If to the Issuer:        Steelcase, Inc.
                              901 44/th/ Street, S.E.
                              Grand Rapids, MI  49508
                              Attn: Treasury
                              Telephone:   (616) 247 2710
                              Telecopier:  (616) 247-3040

12.  GAITIR License
     --------------

     A. The IPA grants, if applicable, to the Issuer a personal, non-transferable and non-exclusive license to use the instruction and reporting communication software, GAITIR, to transmit Issuance Instructions made pursuant to Section 3 hereof and to obtain reports with respect to the Notes. The Issuer acknowledges that (a) GAITIR IS PROVIDED TO THE ISSUER "AS IS" WITHOUT WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED OF ANY KIND WHATSOEVER BY THE IPA OR ANY THIRD PARTY VENDOR, INCLUDING BUT NOT LIMITED, TO THE IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE; (b) GAITIR is proprietary and confidential property disclosed to the Issuer in confidence and only on the terms and conditions and for purposes set forth in this Agreement, and (c) GAITIR is a registered trademark of Bank One Corporation.

     B. By this Agreement, the Issuer acquires no title, ownership or sublicensing rights whatsoever in GAITIR or in any trade secret, trademark, copyright or patent of the IPA now or to become applicable to GAITIR. The Issuer may not transfer, sublicense, assign, rent, lease, convey, modify, translate, convert to a programming language, decompile, disassemble, recirculate, republish or redistribute GAITIR for any purpose without the prior written consent of the IPA, provided; however, that the Issuer may make two (2) additional copies of the software for back-up purposes only without prior written consent of the IPA. The Issuer shall commercially reasonable efforts to secure and protect GAITIR against any disclosure or transfer of any part thereof to any third party.

     C. In the event (a) any action is taken or threatened which may result in a disclosure or transfer of GAITIR or any part thereof, other than as authorized by this Agreement, or (b) the use of any trademark, trade name, service mark, service name, copyright or patent of the IPA by the Issuer amounts to unfair competition, or otherwise constitutes a possible violation of any kind, then the IPA shall have the right to take any and all action deemed necessary to protect their rights in GAITIR, and to avoid the substantial and irreparable damage which would result from such disclosure, transfer or use, including the immediate termination of the Issuer's right to use GAITIR.

     D. To permit the use of GAITIR to issue Instructions and/or obtain reports with respect to the Notes, the IPA will supply the Issuer with an identification number and initial passwords. From time to time thereafter, the Issuer may change its passwords directly through GAITIR. The Issuer will keep all information relating to its identification number and passwords strictly confidential and will be responsible for the maintenance of adequate security over its customer identification number and passwords.

13.  GOVERNING LAW.
     -------------

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK (EXCLUDING ITS CONFLICTS OF LAWS RULES).

14.  Entire Agreement.
     ----------------

     This Agreement together with the Exhibits, constitute the entire agreement between the IPA and the Issuer relating to the subject matter hereof, and supersedes all proposals and all other communications between the parties relating hereto.


                                           Steelcase Inc.

                                           By:    /s/ Gary P. Malburg
                                                  ------------------------------
                                           Name:  Gary P. Malburg
                                                  ------------------------------
                                           Title: Vice President & Treasurer
                                                  ------------------------------


                                           BANK ONE, National Association,
                                                as Issuing and Paying Agent


                                           By:    /s/ Tamra Amos
                                                  -----------------------------
                                           Name:  Tamra Amos
                                           Title: Account Executive

                               LIST OF EXHIBITS
                               ----------------



Exhibit A                     Issuer of Incumbency Certificates
Exhibit B                     Form of Master Note
Exhibit C                     Commercial Paper Certificate  Agreement
Exhibit D                     Issuer/IPA/DTC Representation Letter
Exhibit E                     Telephone Numbers for Telephonic Issuance
                              Instructions to the IPA
Exhibit F                     IPA Fee Schedule

                                   EXHIBIT A
                                   ---------

                         ISSUER INCUMBENCY CERTIFICATE

                                   EXHIBIT A
                                   ---------

                         ISSUER INCUMBENCY CERTIFICATE

I do hereby certify that I am the duly elected and qualified Assistant Secretary of Steelcase Inc., a corporation organized and existing under the laws of the State of Michigan (the "Issuer") and that I am in possession of its corporate records.

I do further certify that as of the date of this Certificate each of the following persons is: (a) a duly authorized officer or agent of the Issuer; (b) an Issuer Agent for purposes of the Issuing and Paying Agency Agreement (the Agreement), dated as of June 20, 2001, between the Issuer and Bank One, National Association; and (c) authorized to execute Notes on behalf of the Issuer and to act and to give instructions and notices on behalf of the Issuer pursuant to said Issuing and Paying Agency Agreement, and that the signature set forth opposite the name of such person is his or her genuine signature:

NAME AND TITLE OF ISSUER AGENT                                       SIGNATURE
------------------------------                                       ---------

Brian Higgins
Director - Shared Services, International Finance        /s/ Brian Higgins
                                                         -----------------------

James P. Keane
Senior Vice President and Chief Financial Officer        /s/ James P. Keane
                                                         -----------------------

Nancy Kocsis
Manager, Treasury Services                               /s/ Nancy Kocsis
                                                         -----------------------

Gary Malburg
Vice President, Finance and Treasurer                    /s/ Gary Malburg
                                                         -----------------------

Brian O'Donnell
Director, Treasury Services                              /s/ Brian O'Donnell
                                                         -----------------------

Corinne Stainnack
Treasurer - Europe                                      /s/ Corinne Stainnack
                                                        ------------------------

Dave Sylvester
Vice President, International Finance                   /s/ Dave Sylvester
                                                        ------------------------

I further certify that each of the entities listed below is a Dealer under the
Agreement:

Goldman, Sachs & Co.
Goldman Sachs International                                     [SEAL]
BNP PARIBAS
Citibank International plc

IN WITNESS WHEREOF, I have hereunto set my hand this 20/th/ day of June, 2001.

                                             STEELCASE INC.

                                             /s/ Sheila C. Dayton
                                             -----------------------------------
                                             Sheila Dayton
                                             Vice President, General Counsel and
                                             Assistant Secretary

                                   EXHIBIT B
                                   ---------

                              FORM OF MASTER NOTE

                   CORPORATE COMMERCIAL PAPER - MASTER NOTE

                                                               June 20, 2001

STEELCASE, INC. ("Issuer"), for value received, hereby promises to pay to Cede & Co., as nominee of The Depository Trust Company, or to registered assigns: (i) the principal amount, together with unpaid accrued interest thereon, if any, on the maturity date of each obligation identified on the records of Issuer (the "Underlying Records") as being evidenced by this Master Note, which Underlying Records are maintained by BANK ONE, NATIONAL ASSOCIATION ("Paying Agent"); (ii) interest on the principal amount of each such obligation that is payable in installments, if any, on the due date of each installment, as specified on the Underlying Records; and (iii) the principal amount of each such obligation that is payable in installments, if any, on the due date of each installment, as specified on the Underlying Records. Interest shall be calculated at the rate and according to the calculation convention specified on the Underlying Records. Payments shall be made by wire transfer to the registered owner from Paying Agent without the necessity of presentation and surrender of this Master Note.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF.

     This Master Note is a valid and binding obligation of Issuer.

     Not Valid Unless  Countersigned for Authentication by Paying Agent.

BANK ONE, NATIONAL ASSOCIATION                 STEELCASE, INC.
------------------------------                 ---------------------------------
Paying Agent                                   Issuer

By: /s/ Tamra Amos                             By: /s/Gary P. Malburg
    --------------------------                    ------------------------------
    Authorized Counter-Signator                       Authorized Signature

                                               _________________________________
                                               Guarantor

                                               _________________________________
                                               Authorized Signature

     At the request of the registered owner, Issuer shall promptly issue and deliver one or more separate note certificates evidencing each Sum Deposited evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the Sums Deposited which are evidenced thereby shall no longer be evidenced by this Master Note.

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________
        (Name, Address, and Taxpayer Identification Number of Assignee) the Master Note and all rights thereunder, hereby irrevocably constituting and appointing __________________attorney to transfer said Master Note on the books of Issuer with full power of substitution in the premises.

Dated:                                                __________________________
Signature(s) Guaranteed:                                     (Signature)

                                   NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Master Note. In every particular, without alteration or enlargement or any change whatsoever.

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                                   EXHIBIT C
                                   ---------

                    COMMERCIAL PAPER CERTIFICATE AGREEMENT

                    BOOK-ENTRY-ONLY MONEY MARKET INSTRUMENT
                             (MASTER NOTE) PROGRAM

                             Certificate Agreement

     This Agreement is dated as of May 17, 1994, by and between The Depository Trust Company ("DTC") and The First National Bank of Chicago.

     Whereas, Custodian performs, as agents of the issuers, certain paying agency functions with respect to one or more issues of money market instrument notes issued under the programs listed on Exhibit A, as it may be amended in writing with the addition or deletion of a program from time to time by the parties (the "Securities"); and

     Whereas, in order to enhance the efficiency of the processes for issuing and redeeming such Securities, Custodian has agreed to act as custodian of master note certificates registered in the name of DTC's nominee, Cede & Co., evidencing the Securities (the "Certificates") and has established procedures to perform the services hereinafter set forth.

     Now, therefore, in consideration of the representations, warranties, and covenants herein contained the parties agree as follows:

1. Custodian shall assure that each Certificate held pursuant to this Agreement shall be in registered form, registered in the name of Cede & Co., and shall bear the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer of its agent for registration of transfer, exchange, or payment, and any certificate be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
          DTC). ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     Custodian agrees that the foregoing provisions of this Paragraph constitutes as to Custodian a timely written notice of an adverse claim by DTC as to each such Certificate regardless of whether the legend actually appears thereon.

2. Subsequent to the issuance of Certificates, Custodian shall hold the Certificates awaiting DTC's instructions. On receipt of instructions from DTC, and except as hereinafter provided, Custodian shall deliver to DTC or as directed by DTC any or all Securities or Certificates held for DTC in accordance with such instructions.

3. Custodian shall confirm to DTC the amount of Securities evidenced by each Certificate on a daily or other periodic basis, as DTC may reasonably request.

4. As between DTC and Custodian (including, without limitation, its creditors, lien holders, and pledgees), the Securities evidenced by a Certificate and such Certificate shall be deemed to be the sole property of DTC. Custodian shall not by reason of any provision of this Agreement or the delivery to it pf Securities in connection with their issuance obtain any legal or equitable right, title or interest in or to Securities evidenced by such certificate.

5. Custodian shall itself at all times hold all Certificates in one of its secured areas.

6. (a) Notwithstanding any event whatsoever, other than an event described in subparagraph (b) of this Paragraph or in the proviso to Paragraph 8, Custodian shall, upon the request of DTC deliver or make available to DTC any or all Securities or Certificates within 24 hours after receipt of such request, except that custodian shall not be requested hereby to deliver or make available Securities or Certificates to DTC on a day that Custodian is not open for business.

     (b) Custodian shall notify DTC immediately after it determines that any Securities or Certificates received by it from the issuer, deliverable by it to DTC, or held by it pursuant to the provisions of this Agreement has apparently been lost, destroyed, wrongfully taken, or is unaccounted for by Custodian (each, a "Missing Security"). Custodian shall promptly replace any Missing Security without cost to DTC.

7. Custodian represents and warrants that it is insured under an insurance policy in the form of Financial Institution Bond Standard Form 24, or similar coverage, In the amount of $100,000,000.00, with a deductible of $5,000,000.00, which Custodian reasonably believes to be adequate to cover all losses under all programs that Custodian has and shall have with DTC. Custodian will deliver promptly to DTC, if DTC so requests, a writing signed by its insurance broker or agent which evidences the existence of such insurance coverage in such amount and with such deductible, and Custodian covenants and agrees to maintain as its expense such insurance (or a comparable plan of insurance) in no less amount, no greater deductible, and with like coverage during the term of this Agreement, subject to its right to cancel, decrease, or limit the same. Custodian shall notify DTC promptly in writing of any material changes in such insurance coverage. Custodian shall, prior to the first anniversary of the date of this Agreement and prior to each succeeding anniversary of this Agreement during its term, deliver promptly to DTC, if DTC so requests, a writing signed by its insurance broker or agent which shall evidence the amount, deductible, and coverage of Custodian's insurance and shall state whether or not such insurance is equivalent to Financial Institution Bond Standard Form 24. Custodian agrees that whenever Custodian ships Securities or Certificates to DTC, Custodian shall either provide adequate insurance coverage or require such coverage from the carrier of the Securities or Certificates, such coverage to cover losses of Securities or Certificates while in transit and until received. Custodian shall, if DTC so requests, promptly furnish DTC with documentation evidencing the amount, deductible, and coverage of the insurance provided by Custodian for any such shipment of Securities or Certificates.

8. Custodian agrees that it shall not for any reason, including the assertion of any claim, right, or lien of any kind, refuse or refrain from delivering any Securities or Certificates to or as directed by DTC, in accordance with the terms of this Agreement: provided, however, that if Custodian shall be served with a notice of levy, seizure, or similar notice, order, or judgment, issued or directed by a governmental agency or court, or an officer thereof, having jurisdiction over Custodian, which on its face affects Securities evidenced by Certificates in the possession of Custodian pursuant to the provisions hereof, Custodian may, pending further direction of such governmental agency or court, refuse or refrain from delivery or making available to DTC in contravention of such notice or levy, seizure, or similar notice, order, or judgment. Securities not greater in amount than the Securities which are affected by such notice of levy, seizure, or similar notice, order, or judgment on the face thereof.

9. Custodian may act relative to this Agreement to reliance upon advice of counsel in reference to any matters connected with its duties under this Agreement, and shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions to act of any kind, unless caused by its own negligence.

10. Custodian may at any time, without any resulting liability to itself, act under this Agreement in reliance upon the signature of any person who it reasonably believes has authority to act for DTC with respect to this

     Agreement, but Custodian shall not be required so to act, and may in its discretion at any time require such evidence of the authenticity of such signature and of the authority of the person acting for DTC as may be satisfactory to Custodian.

11. So long as this Agreement remains in effect as to any issue of Securities, Custodian shall furnish to DTC as soon as available, a copy of any report on the adequacy of Custodian's internal accounting control procedures relating to the safeguarding of securities in its custody prepared for any regulatory agency by Custodian's independent outside auditor.

12. This Agreement may be terminated by either party upon ten business days' prior written notice to the other party. In the event of the termination of this Agreement or the termination hereunder of this Agreement as to issues of Securities evidenced by specific Certificates, it shall be deemed that Custodian has received as of the time of such termination a request by DTC within the meaning of Paragraph 6(a) with regard to (i) all Securities or Certificates subject hereto if this Agreement is terminated; or (ii) the specific Securities or Certificates in respect of which this Agreement shall terminate.

13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

14. All notices, instructions, requests, and other communications required or contemplated by this Agreement shall be in writing, shall be delivered by hand or sent, postage prepaid, by certified or registered mail, return receipt requested, and shall be addressed to Custodian at One First National Plaza, Attn: Ronald Thalheimer, Vice President, and to DTC at 49/th/ Floor, 35 Water Street, New York, NY 10041-0099, Attn: General Counsel. Notice given as aforesaid shall be deemed given upon the receipt thereof. Either party may change the address to which notices shall be sent upon notice to the other in the manner hereinabove provided.

15. (a) Custodian agrees to indemnify and hold harmless DTC from and against any and all losses, liabilities, claims, penalties, charges, and expenses (including reasonable counsel fees and expenses) suffered or incurred by or asserted or assessed against DTC by reason of Custodian's negligent action or negligent failure to act: provided, however, that should Custodian be held to be negligent hereunder and should DTC be held to have been contributorily negligent in connection therewith, then the aforementioned liability shall be shared between Custodian and DTC in such proportion as may be set forth in any decision of a court or other tribunal having jurisdiction, unless Custodian and DTC shall agree in writing to share such liability in a different proportion.

     (b) DTC agrees to indemnify and hold harmless Custodian from and against any and all losses, liabilities, claims, taxes, assessments, penalties, charges, and expenses (including reasonable counsel fees and expenses) suffered or incurred by or asserted or assessed against Custodian by reason of any action pursuant to this Agreement or following the instructions of DTC in connection with the performance of its duties under this Agreement where Custodian has acted in good faith and without negligence, provided, however, that should Custodian be held to be negligent hereunder and should DTC be held to have been contributorily negligent in connection therewith, then the aforementioned liability shall be shared between Custodian and DTC in such proportion as may be set forth in any decisions of a court or other tribunal having jurisdiction, unless Custodian and DTC shall agree in writing to share such liability in a different proportion.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

     The First National Bank of Chicago     THE DEPOSITORY TRUST COMPANY

     By: /s/ Ronald Thalheimer              By: /s/ Richard B. Nesson
         ------------------------------         --------------------------

             Vice President                            General Counsel
     ----------------------------------     ------------------------------
                (Title)                                       (Title)


     /s/ Luiz N. Rivera
     ----------------------------------
                (Attest)

                    BOOK-ENTRY-ONLY MONEY MARKET INSTRUMENT
                             (MASTER NOTE) PROGRAM
                                                                       EXHIBIT A
                                                                       ---------

     EXHIBIT A of Certificate Agreement dated as of ________________________, 199 ____ between The Depository Trust Company and

_____________________________.
      ("Custodian")

                                                       Master
                                                        Note
Issuer Name                   Program*            Date of Issuance
-----------                   --------            -----------------


______________________
* As applicable (i) series designator; (ii) rank of indebtedness; and (iii) reference to the provision of the Securities Act of 1933, as amended, pursuant to which the Program is exempt from registration.

                                   EXHIBIT D
                                   ---------

                     ISSUER/IPA/DTC REPRESENTATION LETTER

                  Book-Entry-Only Corporate Commercial Paper
                             (Master Note) Program

                           Letter of Representations
          (To be Completed by Issuer, Issuing Agent and Paying Agent)

STEELCASE INC.
----------------------------------------------------------------
                               [Name of Issuer]

BANK ONE, NATIONAL ASSOCIATION / #1504
----------------------------------------------------------------
              [Name and DTC Participant Number of Issuing Agent]

BANK ONE, NATIONAL ASSOCIATION / #1504
-----------------------------------------------------------------
               [Name and DTC Participant Number of Paying Agent]

                                                         June 20, 2001
                                                        ------------------------
                                                                  [Date]

Attention: Underwriting Department
The Depository Trust Company
55 Water Street 19th Floor
New York, NY 10041-0099

     Re: STEELCASE INC.
         -----------------------------------------------------------------------

     COMMERCIAL PAPER PROGRAM EXEMPT FROM REGISTRATION
     ---------------------------------------------------------------------------

     PURSUANT TO SECTION 4 (2) OF THE SECURITIES ACT OF 1933
     ---------------------------------------------------------------------------
     [Description of Program, including reference to the provision of the Securities Act of 1933, as amended, pursuant to which Program is exempt from registration.]

Ladies and Gentlemen:

This letter sets forth our understanding with respect to certain matters relating to the issuance by Issuer from time to time of notes under its Commercial Paper program described above (the "Securities"). Issuing Agent shall act as issuing agent with respect to the Securities. Paying Agent shall act as paying agent or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a prospectus supplement, offering circular, or other such document authorizing the issuance of the Securities dated as of June 20, 2001. Paying Agent has entered into a Money Market Instrument or Commercial Paper Certificate Agreement with The Depository Trust Company ("DTC") dated as of May 17, 1994, pursuant to which Paying Agent shall act as custodian of a Master Note Certificate evidencing the Securities, when issued. Paying Agent shall amend Exhibit A to such Certificate Agreement to include the program described above, prior to issuance of the Securities.

To induce DTC to accept the Securities as eligible for deposit at DTC and to act in accordance with its Rules with respect to the Securities, Issuer, Issuing Agent, and Paying Agent make the following representations to DTC:

1. The Securities shall be evidenced by a Master Note Certificate in registered form registered in the name of DTC's nominee, Cede & Co., and such Master Note Certificate shall represent 100% of the principal amount of the Securities. The Master Note Certificate shall include the substance of all material provisions set forth in the DTC model Commercial Paper Master Note, a copy of which previously has been furnished to Issuing Agent and Paying Agent, and may include additional provisions as long as they do not conflict with the material provisions set forth in the DTC model.

2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its participants ("Participants") or to any person having an interest in the Securities any information contained in the Master Note Certificate; and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Master Note Certificate by virtue of submission of such Certificate to DTC.

3. For Securities to be issued at a discount from the face value to be paid at maturity ("Discount Securities"), Issuer or Issuing Agent has obtained from the CUSIP Service Bureau a written list of two basic six-character CUSIP numbers (each of which uniquely identifies Issuer and two years of maturity dates for the Discount Securities to be issued under its Commercial Paper program described above). The CUSIP numbers on such list have been reserved for future assignment to issues of the Discount Securities based on the maturity year of the Discount Securities and will be perpetually reassignable in accordance with DTC's Procedures, including DTC's Final Plan for DTC Money Market Programs and DTC's Issuing/Paying Agent General Operating Procedures for Corporate Commercial Paper (the "Procedures"), a copy of which previously has been furnished to Issuing Agent and Paying Agent.

For Securities to be issued at face value with interest to be paid at maturity only or periodically ("Interest Bearing Securities"), Issuer or Issuing Agent has obtained from the CUSIP Service Bureau a written list of approximately 900 nine-character numbers (the basic first six characters of which are the same and uniquely identify Issuer and the Interest Bearing Securities to be issued under its Commercial Paper program described above). The CUSIP numbers on such list have been reserved for future assignment to issues of the Interest Bearing Securities. At any time when fewer than 100 of the CUSIP numbers on such list remain unassigned, Issuer or Issuing Agent shall promptly obtain from the CUSIP Service Bureau an additional written list of approximately 900 such numbers.

4. When Securities are to be issued through DTC, Issuing Agent shall notify Paying Agent and shall give issuance instructions to DTC in accordance with the Procedures. The giving of such issuance instructions, which include delivery instructions, to DTC shall constitute: (a) a representation that the Securities are issued in accordance with applicable law; and (b) a confirmation that the Master Note Certificate evidencing such Securities, in the form described in Paragraph 1, has been issued and authenticated.

5. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time:
(a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

6. Notwithstanding anything set forth in any document relating to a letter of credit facility, neither DTC nor Cede & Co. shall have any obligations or responsibilities relating to the letter of credit facility, if any, unless such obligations or responsibilities are expressly set forth herein.

7. If issuance of Securities through DTC is scheduled to take place one or more days after Issuing Agent has given issuance instructions to DTC, Issuing Agent may cancel such issuance by giving a cancellation instruction to DTC in accordance with the Procedures.

8. At any time that Paying Agent has Securities in its DTC accounts, it may request withdrawal of such Securities from DTC by giving a withdrawal instruction to DTC in accordance with the Procedures. Upon DTC's acceptance of such withdrawal instruction, Paying Agent shall reduce the principal amount of the Securities evidenced by the Master Note Certificate accordingly.

9. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer, Issuing Agent, or Paying Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC's Reorganization Department, Proxy Unit no fewer than 15 calendar days in advance of such record date. If sent by telecopy, such notice shall be directed to (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC, such party shall telephone (212) 855-5187 to confirm receipt. Notice to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

               Supervisor, Proxy Unit
               Reorganization Department
               The Depository Trust Company
               55 Water Street 50th Floor
               New York, NY 10041-0099

10. Paying Agent may override DTC's determination of interest and principal payment dates, in accordance with the Procedures.

11. Notice regarding the amount of variable interest and principal payments on the Securities shall be given to DTC by Paying Agent in accordance with the Procedures.

12. All notices sent to DTC shall contain the CUSIP number of the Securities.

13. Paying Agent shall confirm with DTC daily, by CUSIP number, the face value of the Securities outstanding, and Paying Agent's corresponding interest and principal payment obligation, in accordance with the Procedures.

14. DTC may direct Issuer, Issuing Agent, or Paying Agent to use any other number or address as the number or address to which notices or payments may be sent.

15. Payments on the Securities, including payments in currencies other than the U.S. Dollar, shall be made by Paying Agent in accordance with the Procedures.

16. In the event that Issuer determines that beneficial owners of the Securities shall be able to obtain certificated Securities, Issuer, Issuing Agent, or Paying Agent shall notify DTC of the availability of certificates. In such event, Issuer, Issuing Agent, or Paying Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

17. Issuer authorizes DTC to provide to Issuing Agent or Paying Agent listings of DTC Participants' holdings, known as Security Position Listings ("SPLs") with respect to the Securities from time to time at the request of Issuing Agent or Paying Agent. Issuer authorizes Issuing Agent and Paying Agent to provide DTC with such signatures, exemplars of signatures, and authorizations to act as may be deemed necessary by DTC to permit DTC to discharge its obligations to Participants and appropriate regulatory authorities. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Issuing Agent and/or Paying Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs, if by telecopy, shall be directed to DTC's Reorganization Department, Proxy Unit at
(212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Such SPL requests, by mail or by any other means, shall be directed to the address indicated in Paragraph 9.

18. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer, Issuing Agent, or Paying Agent (at which time DTC will confirm with Issuer, Issuing Agent, or Paying Agent the aggregate amount of Securities outstanding by CUSIP number). Under such circumstances, at DTC's request Issuer, Issuing Agent, and Paying Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

19. Nothing herein shall be deemed to require Issuing Agent or Paying Agent to advance funds on behalf of Issuer.

20. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

21. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

22. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

23. Issuer and Agents shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

24. The following riders, attached hereto, are hereby incorporated into this Letter of Representations:

          NONE
--------------------------------------------------------------------------------
________________________________________________________________________________

Note:

Schedule A contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfer of securities distributed through DTC, and certain related matters.

                                        Very truly yours,

                                        STEELCASE, INC.
                                        ----------------------------------------
                                                       [Issuer]

                                        By: /s/ Gary P. Malburg
                                            ------------------------------------
                                              [Authorized Officer's Signature]


                                        BANK ONE, NATIONAL ASSOCIATION
                                        ------------------------------
                                                  [Issuing Agent]


                                        By: /s/ Tamra Amos
                                            ------------------------------------
                                              [Authorized Officer's Signature]


                                        BANK ONE, NATIONAL ASSOCIATION
                                        ----------------------------------------
                                                  [Paying Agent]


                                        By: /s/ Tamra Amos
                                            ------------------------------------
                                              [Authorized Officer's Signature]

Received and Accepted:
THE DEPOSITORY TRUST COMPANY


cc: Underwriter
Underwriter's Counsel
cp1848-7/99

                                                                      SCHEDULE A
                                                                      ----------
                       SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                      -----------------------------------
(Prepared by DTC--bracketed material may be applicable only to certain issues)

1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

[6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

[9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                  Representations for Rule 144A Securities--
                to be included in DTC Letter of Representations
                -----------------------------------------------

1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities,1 eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

2. Issuer represents that the Securities are an issue of nonconvertible debt securities or nonconvertible preferred stock which is rated in one of the top four categories by a nationally recognized statistical rating organization ("Investment Grade Securities").

3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant ("Participant") having Securities credited to its DTC accounts.

4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities.

________________________
1 A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security," the underlying security must also be a "Legally or Contractually Restricted Security."

Rider10-7/99

Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal securities laws; or (c) of the offering documents.

Rider 10-7/99

                                   EXHIBIT E
                                   ---------

                   TELEPHONE NUMBERS FOR TELEPHONIC ISSUANCE
                            INSTRUCTIONS TO THE IPA

                   TELEPHONE NUMBERS FOR TELEPHONIC ISSUANCE
                            INSTRUCTIONS TO THE IPA

                   BANK ONE GLOBAL CORPORATE TRUST SERVICES
                        ISSUING AND PAYING AGENCY UNIT

------------------------------------------------------------------------------

               IPA CLIENT SERVICES UNIT
------------------------------------------------------------------------------

                    Contact Name                                Phone Number
------------------------------------------------------------------------------

Tamra Amos, Lead Account Executive                              (312) 407-4722
------------------------------------------------------------------------------

Ella Eison, Account Representative                              (312) 407-5381
------------------------------------------------------------------------------

Lawrence Dillard, Managing Director                             (312) 407-1737
------------------------------------------------------------------------------

     IPA CORPORATE TRUST ACCOUNT ADMINISTRATION
------------------------------------------------------------------------------

                    Contact Name                                Phone Number
------------------------------------------------------------------------------

Maria Romero, Account Representative                            (312) 407-3358
------------------------------------------------------------------------------

Kathleen Casey, Account Representative                          (312) 407-8711
------------------------------------------------------------------------------

Larry Kusch, Account Manager                                    (312) 366-9774
------------------------------------------------------------------------------

Facsimile                                                       (312) 407-4154
------------------------------------------------------------------------------

Mailing Address: Bank One, NA
                 Mail Suite IL1-0439
                 1 Bank One Plaza
                 Chicago, IL 60671
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                    IPA OPERATIONS UNIT
------------------------------------------------------------------------------

                         Contact Name                           Phone Number
------------------------------------------------------------------------------

Marilyn Carroll, Senior Securities Specialist                   (312) 407-2622
------------------------------------------------------------------------------

Edwin Freeman, Senior Securities Specialist                     (312) 407-5497
------------------------------------------------------------------------------

Omar Johnson, Senior Securities Specialist                      (312) 336-9272
------------------------------------------------------------------------------

Maria Navarro, Senior Securities Specialist                     (312) 407-1934
------------------------------------------------------------------------------

Steven Davis, Senior Securities Specialist                      (312) 407-2624
------------------------------------------------------------------------------

LaTanya Pennington, Senior  Securities Specialist               (312) 407-1798
------------------------------------------------------------------------------

Denise Bass, Operations Manager                                 (312) 407-2623
------------------------------------------------------------------------------

Judy Bartman, Director of Operations                            (312) 336-9273
------------------------------------------------------------------------------

Facsimile                                                       (312) 407-2625
------------------------------------------------------------------------------

Mailing Address: Bank One, NA
                 Mail Suite IL1-0488
                 1 Bank One Plaza
                 Chicago, IL 60670
------------------------------------------------------------------------------

                                   EXHIBIT F
                                   ---------

                                STEELCASE INC.
                                --------------

                           INITIAL SCHEDULE OF FEES

Service Descriptions               Unit Charge

Commercial Paper Issuance
   Book Entry Issuance             $   15.00 per trade
   Voided Book Entry Issuance      $   15.00 per trade

Monthly Minimum Fee                $  250.00 per month

System Fee/GAITIR Software         $  250.00 per month

Administration Fee                 $  250.00 per month

IPA initiated wire transfer        $   20.00 per wire

Acceptance Fee                     $ 1500.00 (one time)